SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]     Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Globe Business Resources, Inc.
                       ------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

        (Name of Person(s)  Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

        4)     Proposed maximum aggregate value of transaction:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

(LOGO)


                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD JULY 14, 1998

Dear Shareholder:

        We are pleased to invite you to attend our Annual Shareholders' Meeting which will be held at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 on July 14, 1998 at 11:00 a.m. Eastern Time.

        The purposes of this Annual Meeting are:

        1.     To elect five Directors to serve for the next year;

        2.     To adopt the Globe 1998 Stock Option and Incentive Plan;

        3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1999; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        After the meeting we will review our progress during the past year and our plans for the coming year. Our officers and directors will be available to discuss the Company's operations with you and answer your questions regarding Globe.

                                          Yours truly,


                                          David D. Hoguet
                                          Chairman of the Board of Directors
Dated:  June 1, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. IF YOU WISH TO ATTEND THE MEETING, BUT YOUR SHARES ARE HELD IN THE NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, YOU
SHOULD BRING WITH YOU A PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

(LOGO)


                         GLOBE BUSINESS RESOURCES, INC.
                               11260 Chester Road
                                    Suite 400
                             Cincinnati, Ohio 45246

                            Telephone (513) 771-8287


                           P R O X Y   S T A T E M E N T

                         Annual Meeting of Shareholders
                                  July 14, 1998

                                  INTRODUCTION

     The Board of Directors of Globe Business Resources, Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on July 14, 1998, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is June 5, 1998.


                              VOTING AT THE MEETING

GENERAL

     Shareholders may vote in person or by proxy. Proxies may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of Items 2 and 3 and for the nominees for directors named herein. If any other matters come before the Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card. Abstentions, shares not voted and broker non-votes will have no effect on any vote taken at the meeting.

     As of May 1, 1998, Globe had 4,548,399 shares of Common Stock issued and outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on the record date of June 2, 1998, are entitled to notice of and to vote at the meeting.

PRINCIPAL SHAREHOLDERS

     The following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of May 1, 1998:

Name of                             Amount and Nature of        Percent
Beneficial Owner                    Beneficial Ownership        of Class
-----------------------------       --------------------        --------

David D. Hoguet                            774,465 (a) (b)        17.0%
11260 Chester Road, Suite 400
Cincinnati, Ohio  45246

Blair D. Neller                            708,643 (b)            15.6%
340 E. Palm Lane, Suite 230
Phoenix, Arizona  85004

Alvin Z. Meisel                            382,428 (b)             8.4%
1650 Central Parkway
Cincinnati, Ohio  45210

Wellington Management Company              343,000                 7.5%
75 State Street
Boston, Massachusetts  02109

(a) Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.

(b) Includes outstanding exercisable options for the purchase of shares of Common Stock of 3,000 each for Messrs. Hoguet and Neller and 1,000 for Mr. Meisel.

                    PROPOSAL REGARDING ELECTION OF DIRECTORS

     The Board is nominating for re-election all of the current directors, namely David D. Hoguet, Blair D. Neller, Alvin Z. Meisel, William R. Griffin and Thomas C. Parise.

     All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

        PROPOSAL TO ADOPT THE GLOBE 1998 STOCK OPTION AND INCENTIVE PLAN

     At the 1997 Annual Meeting, shareholders approved the 1997 Stock Option and Incentive Plan, under which 150,000 shares were reserved for issuance. Only 61,000 shares remain eligible for awards under this plan. Therefore, on April 21, 1998, the Board adopted the 1998 Stock Option and Incentive Plan, subject to shareholder approval. The Board recommends approval of the 1998 Stock Option and Incentive Plan under which awards for an additional 150,000 shares of Common Stock would be reserved for issuance. On May 1, 1998, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $14.125.

     Stock incentives are of particular importance to the Company for several reasons, including the need to attract and retain employees of outstanding ability and to support its acquisition strategy. This plan is needed to ensure adequate availability of shares for these needs.

     The following is a summary of the Plan which appears in its entirety as Exhibit A.

     The purpose of this Plan is to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

     The Plan will be administered and interpreted by the Compensation Committee which is composed of three non-employee directors. The Committee will evaluate the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom awards will be granted and the number of shares covered by such awards. All employees of Globe and its subsidiaries are eligible to be considered by the Committee for the awards.

     Types of Awards

     The plan provides for the grant of Common Stock Options and restricted and unrestricted shares of Common Stock.

     Stock Options

     All Options are to be granted at an exercise price of not less than 95% of the fair market value at the time of grant. Options granted may be either Incentive Options, designed to provide certain tax benefits under the Internal Revenue Code, or Nonqualified Options without such benefits. However, persons who beneficially own 10% or more of the Company's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of the market value at the time of grant.

     Each option shall be for a term of one to ten years and may not be exercised during the first twelve months of the term. Commencing on the first anniversary of the date of grant, the Option may be exercised for 25% of the total shares covered by the Option with an additional 25% of the total shares becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. The Committee is empowered to grant options with different vesting provisions. Options may be exercised for cash, for shares of the Company's Common Stock at its fair market value on the date of exercise, or for both. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the Option terminates.

     Stock Awards

     The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. These awards may be in such amounts and subject to such terms, including the price to be paid, if any, for restricted awards, and conditions, if any, as the Committee may determine including, without limitation, contingencies related to the attainment of specified performance goals or continued employment.

     Federal Income Tax Consequences

     Stock Options. Persons who receive options incur no federal income tax liability at the time of grant.

     Persons exercising Nonqualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between market price on the date of exercise and the exercise price.

     Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

     Stock Awards. A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at that time. When the restrictions lapse, the participant will recognize taxable income equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares. The grant of an award of unrestricted Common Stock will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation equal to the then fair market value of the Common Stock awarded. The Company will receive a tax deduction equal to the income recognized by the participant.

     Options generally are not transferable except by will or the laws of descent and distribution, and an option may be exercised during the lifetime of a holder only by the holder.

     Approval of this Plan requires the affirmative vote of a majority of votes cast at the meeting.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Audit Committee of the Board of Directors appointed Price Waterhouse LLP as its independent public accountants for the fiscal year ending February 28, 1999. Price Waterhouse LLP has been the independent accounting firm for the Company since 1989. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of a majority of votes cast at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1999. Representatives of Price Waterhouse LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

OTHER MATTERS

     Any other matters considered at the Meeting including adjournment will require the affirmative vote of a majority of shares voting.

SHAREHOLDER PROPOSALS

     Shareholders who desire to have proposals included in the Notice for the Shareholders' Meeting to be held in 1999 must submit their proposals in writing to Globe, Attention Secretary, at its offices on or before February 1, 1999.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is information concerning Globe's directors and executive officers as of May 1, 1998:

                                                                              Common Stock
           Name and Age                       Position                     Beneficially Owned
---------------------------------- -------------------------------    ---------------------------
                                                                         Amount        Percentage
                                                                      --------------   ----------
David D. Hoguet (46)               Chairman of the Board and Chief    774,465 (3)(5)      17.0
                                   Executive Officer
Blair D. Neller (45)               President, Chief Operating         708,643 (5)         15.6
                                   Officer and Director
Alvin Z. Meisel (1)(2) (69)        Director                           382,428 (5)          8.4
William R. Griffin (1)(2) (54)     Director                             2,500 (5)           *
Thomas C. Parise (1)(2) (43)       Director                             3,000 (5)           *

Jeffery D. Pederson (38)           Executive Vice President             3,750 (4)(7)        *
Victoria L. Chester (38)           Senior Vice President- Planning      2,600 (5)           *
                                   and Development & Secretary
Sharon G. Kebe (37)                Senior Vice President-Finance        3,500 (5)           *
                                   & Treasurer
Lyle J. Tomlinson (36)             Regional Senior Vice President      22,625 (5)           *
Paul D. Helwagen (42)              Regional Vice President              1,875 (4)           *
Louis W. Holliday, Jr. (38)        Regional Vice President                500 (4)           *
Cory M. Nye (37)                   Regional Vice President              1,250 (4)           *
John H. Roby (35)                  Regional Vice President              1,250 (4)           *
Linda C. Burdge (47)               Vice President-Corporate Stay          100               *
                                   International
Christopher S. Gruenke (36)        Vice President &                           --            *
                                   Chief Information Officer
Barbara A. Hemmelgarn (46)         Vice President - Marketing and          750 (4)          *
                                   Merchandising
All Executive Officers
and Directors as                                                     1,909,236 (6)        41.6 (6)
a Group (16 Persons)

-------------------
*Less than one percent

(1)  Audit Committee Member.
(2)  Compensation Committee Member.
(3) Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.
(4) Consists solely of exercisable stock options for the purchase of shares of common stock.
(5) Includes outstanding exercisable stock options for the purchase of shares of common stock of 3,000 each for Messrs. Hoguet and Neller, 1,000 each for Messrs. Meisel, Griffin and Parise, 19,293 for Mr. Tomlinson, and 2,500 each for Mss. Chester and Kebe.
(6) Includes outstanding exercisable stock options for the purchase of shares of common stock.
(7) Does not include 4,446 restricted shares. One third of the shares vest on each of October 16, 1998, 1999 and 2000. Mr. Pederson has no rights in such shares until vested.

     Mr. Hoguet has been Chairman of the Board and Chief Executive Officer of the Company since April 1990. From 1986 to 1990, he served as President of the Company and its predecessor businesses. He has been a director since 1988. Prior to joining Globe, Mr. Hoguet was Vice President of Finance, Treasurer and a director of Chemed Corporation. Mr. Hoguet is currently a director of the International Furniture Rental Association, serving a two year term from May 1997 through May 1999. He served as the Association's Chairman from May 1993 to March 1994 and as its President from March 1991 to May 1993. Mr. Hoguet is a founder of the Company.

     Mr. Neller joined the Company as Executive Vice President in April 1989 and has been President and Chief Operating Officer since April 1990 and a director since 1989. Prior to joining Globe, Mr. Neller was a Vice President in the Consumer Markets Division of Merrill Lynch & Co. Mr. Neller was a director of the International Furniture Rental Association from May 1995 through May 1997. Mr. Neller is a founder of the Company.

     Mr. Meisel has been President of The Globe Furniture Company (d/b/a Globe Furniture Galleries), a retail furniture company located in Cincinnati, since 1959. Mr. Meisel is a founder of the Company. Mr. Meisel has been a director of the Company since 1989.

     Mr. Griffin is the former President of Roto-Rooter, Inc., a provider of sewer and drain cleaning services, a position he held from May 1985 until September 1996. From May 1991 until September 1996, Mr. Griffin was also an Executive Vice President of Chemed Corporation. Mr. Griffin is also a director of Diamond Home Services, Inc. Mr. Griffin has been a director of the Company since 1996.

     Mr. Parise is the former President of Inter-Tel, Incorporated, a designer and manufacturer of voice and data communication systems and network services, a position he held from January 1991 until April 1998. Mr. Parise served in various other capacities with Inter-Tel from March 1981 through January 1990. He currently serves as a consultant to Inter-Tel. Mr. Parise has been a director of the Company since 1996.

     Mr. Pederson has served as Executive Vice President since January 1996. From January 1996 until October 1997 he was responsible for the Company's western operations. In October 1997 Mr. Pederson's responsibilities were expanded to include all the Company's operations. From April 1994 until January 1996, he served as Senior Vice President. From 1987 until 1994 he was employed as the Vice President and Chief Operating Officer of Budget Rents Furniture, Inc.

     Ms. Chester has served as Senior Vice President-Planning and Development since January 1996 and as the Company's Secretary since January 1994. From January 1994 through January 1996 she also served as the Company's Treasurer and from January 1995 through January 1996 she served as Vice President - Planning. From October 1992 through December 1993, Ms. Chester was a portfolio manager for Sena, Weller, Rohs, Williams, a financial advisory firm. Ms. Chester was employed by Federated Department Stores in various capacities, including
Director of Planning for its Stern's Department Stores division, from 1986 through August 1989, and from that time until June 1992 was engaged in earning a law degree. Ms. Chester is a certified public accountant and an attorney.

     Ms. Kebe has served as the Company's Senior Vice President - Finance and Treasurer since January 1996. She joined the Company as Controller in January 1993 and also served as Vice President-Finance between January 1995 and January 1996. For the nine years prior to that time, she was employed by Ernst & Young in various positions including audit manager and recruitment coordinator. Ms. Kebe is a certified public accountant.

     Mr. Tomlinson has served as Regional Senior Vice President of the Company since October 1997. From February 1993 to September 1997 he served as a Senior Vice President of the Company and was a Vice President from April 1990 through January 1993. Prior to April 1990, Mr. Tomlinson was a District Manager of the Company.

     Mr. Helwagen has served as Regional Vice President since October 1997. From 1992 to September 1997 he was the Company's Vice President - Operations and from 1988 to 1992, he served as Director of Warehouse Operations. Prior to joining Globe, Mr. Helwagen was employed by the Lazarus Division of Federated Department Stores as Director of Furniture Operations.

     Mr. Holliday has served as Regional Vice President since October 1997. From March 1997 to September 1997 he was a Regional Manager and from April 1996 to February 1997 he served as District General Manager. From August 1992 through March 1996, Mr. Holliday worked as a realtor in the real estate services division of Polley Polley and Madsen, recently acquired by Coldwell Banker.

     Mr. Nye has served as Regional Vice President since October 1997. From January 1997 to October 1997 he was a Regional Manager and from June 1994 to January 1997, he served as a District General Manager. From May 1992 through May 1994, Mr. Nye was employed by B.K.M. California, a Steelcase dealership in Los Angeles, holding a variety of positions including Rental Division Manager, New Business Development Manager and Contract Sales Manager.

     Mr. Roby has served as Regional Vice President since October 1997. From February 1997 to September 1997, he served as a Regional Manager and from November 1991 to January 1997 he was a District General Manager. Mr. Roby was an elected Officer and Vice President of the Columbus Apartment Association in 1997 and served on its Board of Trustees in 1996 and 1997. Prior to joining Globe, he was a District Manager for Glicks Furniture Rental, which Globe acquired in November 1991.

     Ms. Burdge joined the company in February 1998 as Vice President - Corporate Stay International. From 1987 to 1998, Ms. Burdge was President of Accommodations Plus, a corporate housing business which Globe acquired in February 1998. Prior to 1987, she was employed by IBM, holding a variety of positions, including Customer Service Center Manager and Business Systems Strategist.

     Mr. Gruenke joined the company as Vice President and Chief Information Officer in October 1997. For two years prior to joining Globe, he was the President and founding partner of Westminster's Billiard Club. From 1983 through 1995 he was employed by Marion Merrell Dow in their Information Systems division, serving as the Director of Information Systems for Marion Merrell Dow (Canada) located in Montreal, Quebec from 1992 through 1995.

     Ms. Hemmelgarn has served as Vice President - Marketing and Merchandising since April 1998. From April 1996 to March 1998 she served as Vice President - Merchandising. She joined the Company as Vice President - Commercial Development in October 1993. Prior to joining Globe, Ms. Hemmelgarn held a variety of positions with Cort Business Services, Inc., including Zone General Manager, National Marketing and Merchandise Manager - Office, and Director of Commercial Development.

     None of the officers or directors is related except that Mr. Hoguet is Mr. Meisel's son-in-law.

BOARD OF DIRECTOR ACTIONS

     The Board of Directors met five times during fiscal 1998 and took action in writing on nine occasions.

     The Audit Committee, composed of Messrs. Parise (Chairman), Griffin and Meisel reviews the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationships between the Company and its outside accountants. The Committee met three times during fiscal 1998.

     The Compensation Committee establishes compensation levels for management and administers the Company's Stock Option Plans. Current members of the Compensation Committee are Messrs. Griffin (Chairman), Meisel and Parise. The Committee met two times during fiscal 1998 and took action in writing on one occasion.

     The Directors Stock Option Committee, composed of Messrs. Hoguet (Chairman), Neller and Meisel, administers the Directors Stock Option Plan. The Committee must meet only if amendments to the Directors Stock Option Plan are recommended or required. The Committee held no meetings in fiscal 1998.

     The Company does not have a nominating or executive committee.

     Directors who are not employees of the Company receive $10,000 per year for serving as a director and a member of committees, plus $750 for each director's meeting attended and $250 for each director's meeting held by telephone.
Committee members receive $750 per committee meeting attended, unless the committee meeting occurs on the same day as a director's meeting, in which case the committee member will receive only the director's meeting fee. Non-employee directors also receive an immediately exercisable option for the purchase of 1,000 shares of Globe common stock, annually, upon election to the Board of Directors, pursuant to the 1997 Directors Stock Option Plan. Directors who are employees of the Company are not separately compensated for serving as Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Globe's executive officers, directors and persons who own more than 10% of a registered class of Globe's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Globe with copies of these reports. Based on a review of the copies of such reports received by it, and upon written representation from certain reporting persons that no reports were required, Globe believes that all of its executive officers, directors and 10% shareholders complied with the Section 16 reporting requirements during fiscal 1998.

     The Company learned, subsequent to filing the prior year proxy, that certain officers and directors inadvertently failed to file, on a timely basis, transactions related to options granted in fiscal 1997. Specifically, Victoria Chester, Paul Helwagen, Barbara Hemmelgarn, Sharon Kebe, Jeffery Pederson and Lyle Tomlinson reported on their October 1997 Forms 4 the March 7, 1996 grant of options pursuant to the 1996 Stock Option Plan and the November 1, 1997 repricing of these options. David Hoguet and Blair Neller reported on their October 1997 Form 4 the March 7, 1996 grant of options pursuant to the 1996 Stock Option Plan.

EXECUTIVE COMPENSATION

     The following table presents certain data regarding the compensation of the Company's five most highly compensated executive officers for fiscal 1998.



                                                                                 Long-Term
                                             Annual Compensation               Compensation Awards
                                    -------------------------------------  -------------------------
                                                                           Number of
                                                                           Securities    Restricted
Name and                                                 Other Annual      Underlying     Stock
Principal Position       Year       Salary      Bonus    Compensation(1)     Options     Award(2)
------------------       ----       ------      -----    ---------------   -----------  -------------

David D. Hoguet          1998      $249,969        -         $2,497            6,000         -
Chairman of the Board    1997       239,149    $60,000        2,046            6,000         -
of Directors, Chief      1996       230,000     39,440        1,440              -           -
Executive Officer

Blair D. Neller          1998      $249,969        -         $2,497            6,000         -
President, Chief         1997       239,149    $60,000        2,046            6,000         -
Operating Officer        1996       230,000     39,440        1,993              -           -

Jeffery D. Pederson      1998      $138,615    $65,000       $1,862            6,000      $100,035
Executive Vice           1997        93,500     12,000        1,274            9,000         -
President                1996        85,211     23,000        1,211              -           -

Lyle J. Tomlinson        1998       $88,626    $18,000       $1,427            4,000         -
Regional Senior Vice     1997        84,176     35,311        1,382            6,000         -
President                1996        79,013     15,770          948              -           -

Paul D. Helwagen         1998       $75,615    $32,541       $1,097            3,500         -
Regional Vice President  1997        72,695     15,375          887            4,500         -
                         1996        69,004     11,850          690              -           -

(1) Represents matching contributions made by the Company under its 401(k) savings plans and term life insurance premiums.

(2) On October 16, 1997 Mr. Pederson received a grant of 4,446 restricted shares of Globe common stock, pursuant to the 1997 Stock Option and Incentive Plan. Vesting is over 3 years. The aggregate value of these shares as of February 28, 1998 was $61,410. No dividends will be paid on these shares.

OPTION GRANTS IN LAST FISCAL YEAR


                                    Percent
                                    of Total
                      Number of     Options                          Potential Realizable
                      Securities   Granted to                          Value at Assumed
                      Underlying   Employees   Exercise               Annual Rates of Stock
                       Options     in Fiscal     Price    Expiration   Price Appreciation
       Name           Granted(1)     Year     (per share)    Date       for Option Term(2)
--------------------  ----------  ----------- ----------- ----------  -------------------
                                                                          5%        10%
                                                                      --------   --------
David D. Hoguet          6,000       3.2%        $22.25    10/16/07   $ 83,987   $212,855

Blair D. Neller          6,000       3.2%        $22.25    10/16/07   $ 83,987   $212,855

Jeffery D. Pederson      6,000       3.2%        $22.25    10/16/07   $ 83,987   $212,855

Lyle J. Tomlinson        4,000       2.1%        $22.25    10/16/07   $ 55,991   $141,903

Paul D. Helwagen         3,500       1.9%        $22.25    10/16/07   $ 48,992   $124,165


(1) Options are exercisable at the rate of 25% per year commencing one year after grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The potential realizable values shown are net of the option exercise price, but do not include deductions for taxes. The actual realizable values, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES




                                           Number of Securities
                     Shares                      Underlying          Value of Unexercised
                    Acquired     Value      Unexercised Options      In-the-Money Options
       Name        on Exercise Realized     at Fiscal Year End        at Fiscal Year End
------------------ ----------- --------  ------------------------- -------------------------

                                         Exercisable Unexercisable Exercisable Unexercisable
                                         ----------- ------------- ----------- -------------
David D. Hoguet         --         --        1,500     10,500       $  3,469   $ 10,406

Blair D. Neller         --         --        1,500     10,500          3,469     10,406

Jeffery D. Pederson     --         --        2,250     12,750         13,078     39,234

Lyle J. Tomlinson     8,000    $187,200     18,293      8,500        228,310     26,156

Paul D. Helwagen        --         --        1,125      6,875          6,539     19,617


AGREEMENTS WITH CERTAIN OFFICERS

     The Company entered into a severance compensation agreement with Jeffery D. Pederson as of October 16, 1997 in conjunction with his relocation to Cincinnati, Ohio. This agreement is intended to reinforce and encourage Mr. Pederson's continued attention and dedication to his assigned duties. The agreement terminates upon the earlier of the termination of Mr. Pederson's employment due to death, disability, retirement, cause or good reason or two years from the date of a change in control of the Company.

     If compensation is payable under this agreement, Mr. Pederson would be entitled to severance pay of two times his aggregate annual compensation during the two calendar years preceding the termination, in addition to his full base salary through date of termination and credit for unused vacation, provided that if the amount received would constitute a parachute payment, it will be reduced to the largest amount which will result in no excise tax. If Mr. Pederson's principal residence is not in the Greater Cincinnati metropolitan area at the time of termination, the severance amount payable would be one times his average annual compensation during the two calendar years preceding termination. The severance amount is payable in a lump sum within thirty days following termination. Additionally, the company would maintain, in full force and effect for a period of one year, or the commencement of new employment if sooner, all life insurance, medical, health and accident and disability plans, programs or arrangements in which he was entitled to participate prior to termination.

     If such compensation is paid, Mr. Pederson would be prohibited from engaging, directly or indirectly, in any business that competes with any business in which the Company is then engaged anywhere in the United States for a period of two years if the severance payment was based on two year's earnings or one year if the severance payment was based on one year's earnings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes, oversees and directs the executive compensation policies of the Company and administers the Company's stock option plans. The Committee consists of the Company's three independent outside directors, none of whom is or was an officer or employee of the Company.

     Compensation for executives is based on the principles that compensation must (i) be competitive with other quality companies in order to attract, motivate and retain the exceptional individuals needed to lead and grow the Company's business; (ii) provide a strong incentive for key executives to achieve the Company's goals; and (iii) make prudent use of the Company's resources and provide enhanced value to shareholders.

     The Committee believes that variable at-risk compensation should make up a significant portion of executive compensation, and therefore, ties compensation to the achievement of Company and individual performance objectives. Executive compensation consists primarily of an annual salary, bonuses linked to objective performance standards and long-term equity-based compensation.

     The annual salaries of the Company's executive officers are set at levels designed to attract, retain and motivate exceptional individuals by rewarding them for both individual and Company performance. The Committee reviews the annual salary of each executive officer in relation to that officer's performance, previous salary and the general market conditions and trends and then makes appropriate adjustments. The Committee intends to review executive compensation annually and to revise salaries based on each executive officer's past performance, expected future performance and the scope and nature of the officer's responsibilities, including expected changes in those responsibilities.

     The Committee believes that a significant portion of the executive compensation should be related to both the financial results of the Company and the specific performance of the individual. Every fiscal year, the Committee establishes a bonus plan for each executive officer based on the Company's financial performance as well as individual operating and strategic objectives. Typical operating objectives focus on earnings growth and asset utilization.

     The Company has employee stock incentive plans in order to offer key employees the opportunity to acquire an equity interest in the Company and thereby align the interests of these employees more directly with the long-term interest of shareholders. Awards under these employee plans have to date been in the form of stock options, except for one restricted stock award. Nonqualified stock options having a fixed exercise price and vesting ratably over a four year period were granted to executive officers and other key employees during fiscal 1998.

     The Committee established officers' salaries for the annual period beginning October 1997 and ending September 1998 at its meeting on October 16, 1997. Those salary levels were established based on their evaluation of the officers' performance during the year. At a meeting in April 1998, the Committee reviewed formula-based 1998 bonus plans that had been prepared by management and awarded bonuses to officers. All bonus awards were per the plan provisions except that David Hoguet and Blair Neller waived their bonus payment. Bonuses shown in the executive compensation table reflect the application of this plan. The Committee also approved bonus formulas for fiscal 1999, which set up certain targets based on earnings per share, regional operating profit and sales and expense control targets, as well as individual operating and strategic objectives.

     The Committee determined the annual compensation of Mr. Hoguet, the Chairman and Chief Executive Officer of the Company, in accordance with the principles discussed above.

     Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Committee noted that none of the executive officers had compensation in excess of this limit in fiscal 1998.

                             Compensation Committee
                          William R. Griffin, Chairman
                                 Alvin Z. Meisel
                                Thomas C. Parise

CERTAIN TRANSACTIONS

     On January 20, 1998, the Company loaned $100,000 to Jeffery D. Pederson, Executive Vice President, pursuant to a promissory note. Interest accrues at the rate of 7.5% per annum and is payable annually on the anniversary date of the note. The principal amount is payable on the third anniversary date of the note. The loan was issued in connection with Mr. Pederson's relocation to Cincinnati, Ohio.

     On May 1, 1998 the Company purchased for resale Jeffery D. Pederson's home for $328,000, also in connection with his relocation to Cincinnati, Ohio. The Company has the right to offset any short fall on the sale of Mr. Pederson's home against the shares of restricted stock issued to him, valued at $22.50 each, offsetting first against the shares vesting on the third anniversary of the date of grant.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on Globe's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Other Industrial and Commercial Services Index from the initial public offering price on February 8, 1996 to February 28, 1998. Cumulative total return to stockholders is measured by dividing (x), the sum of total dividends for the period (assuming dividend reinvestment) plus per-share price change for the period, by (y), the share price at the beginning of the period. The graph is based on an investment of $100 at the initial public offering price on February 8, 1996 in the Common Stock in each index.

                 COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN
            AMONG GLOBE BUSINESS RESOURCES, INC., THE S&P 500 INDEX
        AND THE DOWN JONES OTHER INDUSTRIAL & COMMERCIAL SERVICES INDEX


                                                             Dow Jones Other
   Measurement Period        Globe Business    S&P 500   Industrial & Commercial
  (Fiscal Year Covered)      Resources, Inc.    Index         Services Index
-------------------------    ---------------   -------   -----------------------
Measurement Point -
2/8/96                           $100            $100            $100
2/29/96                           102              98              99
2/28/97                            91             123             106
2/28/98                           120             166             137

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Both Meisel Investments, Inc., a corporation owned wholly by Mr. Meisel, and NHA2 Partners, a general partnership owned equally by Messrs. Hoguet and Neller, leased property to the Company in fiscal 1998. The Company believes that the terms of all of these leases are similar to those prevailing for similar properties which could be obtained from unrelated parties. Globe leased five properties from Meisel Investments, Inc. during fiscal 1998. One of these leases expired in fiscal 1998. The remaining four leases are for a term of five years ending April 30, 1999. The Company made lease payments in fiscal 1998 of $634,312 to Meisel Investments, Inc. Globe leased one property from NHA2 Partners in fiscal 1998 and made lease payments of $120,000. This lease was canceled on March 31, 1998 at no penalty to the Company.

                                  OTHER MATTERS

     Management is not aware of any other matters to be presented at the meeting other than those specified in the notice.

     By order of the Board of Directors


June 1, 1998                                       Victoria L. Chester
                                                   Secretary

                                                                       EXHIBIT A


                         GLOBE BUSINESS RESOURCES, INC.

                                      1998

                         STOCK OPTION AND INCENTIVE PLAN

                                   ARTICLE 1.

                                   OBJECTIVES

     Globe Business Resources, Inc. has established this Stock Option and Incentive Plan effective April 21, 1998, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Globe's objectives and to encourage ownership of Globe Common Stock by employees.

                                          ARTICLE 2.

                                         DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          2.1.1 "Code" means the Internal Revenue Code of 1986.

          2.1.2 "Date of Exercise" means the date on which Globe has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Globe pursuant to Section 7.2 hereof.

          2.1.3 "Date of Grant" means the date on which the Committee makes an award of an Option.

          2.1.4 "Eligible Employee" means any individual who performs services for Globe and is treated as an Employee for federal income tax purposes.

          2.1.5 "Effective Date" means April 21, 1998.

          2.1.6 "Fair Market Value" means the last sale price immediately prior to the date of grant as reported on any stock exchange.

          2.1.7 "Globe" means Globe Business Resources, Inc. and any subsidiary of Globe Business Resources, Inc., as the term "subsidiary" is defined in
     Section 424(f) of the Code.

          2.1.8 "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

          2.1.9 "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          2.1.10 "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          2.1.11 "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

          2.1.12 "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.1.13 "Plan" means this 1998 Stock Option and Incentive Plan as it may be amended.

          2.1.14 "Share" means one share of the Common Stock of Globe.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Plan shall be administered by a committee designated by the Board of Directors of Globe. The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          3.2.1 Grant Options and make restricted and unrestricted stock awards on such terms and conditions consistent with this Plan as the Committee shall determine;

          3.2.2 Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          3.2.3 Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan and, to the extent permitted by law, all members shall be indemnified by Globe for any liability and expenses which may occur from any claim or cause of action.

                                   ARTICLE 4.

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be issued under the Plan is 150,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Globe is 20,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5.

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to April 20, 2008, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6.

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option, with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

     6.2 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, or retires after age 55 through a plan of retirement acceptable to Globe, all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

     6.3 In the event of the dissolution or liquidation of Globe or any merger, other than a merger for the purpose of the redomestication of Globe not involving a change in control, consolidation, exchange or other transaction in which Globe is not the surviving corporation or in which the outstanding Shares of Globe are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

     6.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Globe occurs. For purposes of this Agreement, a "change in control of Globe" shall be deemed to have occurred if
(a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Globe or (ii) David D. Hoguet or Blair D. Neller or any member of either person's family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Globe representing 30% or more of the combined voting power of Globe's then outstanding securities; or (b) during any period of one year after January 1, 1998, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Globe's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     6.5 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Globe or to interfere in any way with the right of Globe to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Globe, the Option shall not be affected by any change of the employee's duties or position.

                                   ARTICLE 7.

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Globe, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Globe, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Globe.

                                   ARTICLE 8.

                             PAYMENT OF OPTION PRICE

     8.1 In the sole discretion of the Committee, payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

     8.2 Payment through tender of Shares may be made by instruction from the Optionee to Globe to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                   ARTICLE 9.

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

          9.2.1 At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Globe, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Globe, then:

               9.2.1.1 The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

               9.2.1.2 The term of the Option shall not be greater than five years from the Date of Grant.

          9.2.2 The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Globe shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10.

                            TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

     Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 11.

                             TERMINATION OF OPTIONS

     11.1  An Option will terminate as follows:

          11.1.1 Upon exercise or expiration by its terms.

          11.1.2 Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Globe. Cause is defined as including, but not limited to, theft of or intentional damage to Globe property, intentional harm to Globe's reputation, material breach of the optionee's duty of fidelity to Globe, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Globe policies, or trading in shares for personal gain based on knowledge of Globe's activities or results when such information is not available to the general public.

          11.1.3 If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Globe and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Globe may void the Option and its exercise. Any such actions by Globe shall be in addition to any other rights or remedies available to Globe in such circumstances.

          11.1.4 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

          11.1.5 If the grantee of a Nonqualified Option retires after age 55 through a plan of retirement acceptable to Globe, such Option may be exercised at any time within two years after the date of termination of employment.

          11.1.6 In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Globe shall not be deemed to be termination of employment.

     11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

     11.3 Except as provided in Article 13 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries, heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12.

                    RESTRICTED AND UNRESTRICTED STOCK AWARDS

     12.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor. An Advisor is any person who provides bona fide advisory or consultation services to Globe other than in connection with the offer or sale of securities in a capital-raising transaction. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

     12.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

          12.2.1 Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

          12.2.2 Stock Powers and Custody. If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

          12.2.3 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock
     Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

     12.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to key Eligible Employees and Advisors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered to the Participant.

                                   ARTICLE 13.

                         ADJUSTMENTS TO SHARES AND PRICE

     13.1 In the event of changes in the outstanding Common Stock of Globe as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option and Stock Award covered by the Plan shall be appropriately adjusted by the Committee.

     13.2 The Committee shall make appropriate adjustments in the Option Price and Stock Awards to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

                                   ARTICLE 14.

                                   AGREEMENTS

     14.1 All Options and Stock Awards granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     14.2 By acceptance of an Option or Stock Award under this Plan, the recipient shall be deemed to have consented to be bound, on the recipient's own behalf and on behalf of the recipient's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 15.

                        AMENDMENT OR TERMINATION OF PLAN

     15.1 The Board of Directors of Globe may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Globe shall, without further approval of the shareholders of Globe:

          15.1.1 Change the definition of Eligible Employees;

          15.1.2 Except as provided in Articles 4 and 13 hereof, increase the number of Shares which may be subject to the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Globe during any fiscal year;

          15.1.3 Cause the Plan or any Option or Stock Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

          15.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     15.2 No amendment or termination of the Plan shall alter or impair any Option or Stock Award granted under the Plan without the consent of the holder thereof.

     15.3 This Plan shall continue in effect until the expiration of all Options and Stock Awards granted under the Plan unless terminated earlier in accordance with this Article 15; provided, however, that it shall otherwise terminate and no Options or Stock Awards shall be granted ten years after the Effective Date.

                                   ARTICLE 16.

                                 EFFECTIVE DATE

     This Plan shall become effective as of April 21, 1998, having been adopted by the Board of Directors of Globe on such date, subject to approval by shareholders by April 1, 1999.

                                   ARTICLE 17.

                                  MISCELLANEOUS

     17.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Globe shall constitute the granting of an Option or Stock Award. An Option or Stock Award shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement in conformance with the provisions of the Plan.

     17.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Globe be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Globe with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option or Stock Award unless and until Globe, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Globe securities may then be listed as well as any other requirements of law.

COMPANY LOGO


                         Globe Business Resources, Inc.
                       1998 Annual Meeting of Shareholders

                             ----------------------

                        Tuesday, July 14, 1998 11:00 A.M.
                          Sharonville Convention Center
                               11355 Chester Road
                             Cincinnati, Ohio 45246




                                      PROXY
                         GLOBE BUSINESS RESOURCES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 14, 1998


The undersigned hereby appoints DAVID D. HOGUET and BLAIR D. NELLER, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Globe Business Resources, Inc. to be held on July 14, 1998 at 11:00 A.M. Eastern Time at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 or any adjournment of such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Authority to elect as directors the five (5) nominees listed below:

            [ ]  FOR                              [ ]  WITHHOLD AUTHORITY

DAVID D. HOGUET, BLAIR D. NELLER, ALVIN Z. MEISEL, WILLIAM R. GRIFFIN AND THOMAS C. PARISE

WRITE  NAME  OF  ANY   NOMINEE(S)   FOR  WHOM  AUTHORITY  TO  VOTE  IS  WITHHELD

-------------------------------------------------------------------------------.

2. Approval of the 1998 Stock Option and Incentive Plan.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN


        (This proxy is continued and is to be signed on the reverse side)

Globe Business Resources, Inc.
c/o Corporate Trust Services
Mail Drop 1090F5-4129
38 Fountain Square Plaza
Cincinnati, OH   45263













                              fold and detach here
--------------------------------------------------------------------------------

3. Ratification of the appointment of Price Waterhouse LLP as independent public accountants for fiscal 1999.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.








                                 Date______________________________, 1998

                                 ----------------------------------------

                                 ----------------------------------------
                                 (Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)


                                  THIS PROXY IS SOLICITED ON BEHALF OF THE
                                  BOARD OF DIRECTORS